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EXHIBIT 26(n)

[KPMG LLP LETTERHEAD]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Policy Owners of Minnesota Life Variable Life Account:



We consent to the use of our report dated March 13, 2006 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries and our report dated March 24, 2006 on the financial statements of Minnesota Life Variable Life Account included herein and to the reference to our Firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

Our report dated March 13, 2006 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries refers to the adoption, effective January 1, 2004, of STATEMENT OF POSITION 03-1, ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS.

                                  /s/ KPMG LLP

Minneapolis, Minnesota
April 21, 2006